UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2019 (October 22, 2019)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value NIS 0.10 per share	OTIV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported by On Track Innovations Ltd., or the Company, on its Current Report on Form 8-K filed on October 26, 2018 and on its Definitive Proxy Statement filed on August 23, 2019, or the Proxy Statement, on October 24, 2018, the Company received a written notice from the Nasdaq Stock Market LLC, or Nasdaq, indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), as the Company’s closing bid price for its Ordinary Shares was below $1.00 per share for the last 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted a 180-calendar day compliance period, or until April 22, 2019, to regain compliance with the minimum bid price requirement. Subsequently, on April 23, 2019, the Company was provided a second 180-calendar day compliance period, or until October 21, 2019, to demonstrate compliance.

To regain compliance, the closing bid price of the Company’s Ordinary Shares had to meet or exceed $1.00 per share for at least 10 consecutive business days during the 180-calendar day compliance period ending on October 21, 2019. Accordingly, and as reported in the Proxy Statement, the Company’s Board of Directors had approved and recommended that the Company’s shareholders approve a reverse split of the Company’s Ordinary Shares at the ratio of 30 to 1. The purpose of the reverse split was to increase the market price per share of the Company’s Ordinary Shares. However, the reverse share split proposal was not approved by the general meeting of the Company’s shareholders, as reported on the Company’s Current Report on Form 8-K filed on September 30, 2019.

Therefore, on October 22, 2019, the Company received a written notice from Nasdaq indicating that the Company has not regained compliance with Listing Rule 5550(a)(2) and that accordingly, its securities will be delisted from Nasdaq. In that regard, pursuant to such letter, unless the Company timely requests a hearing before the Nasdaq Hearings Panel, or the Panel, trading of the Company’s Ordinary Shares will be suspended at the opening of business on October 31, 2019, and a Form 25-NSE will be filed, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company does not plan to request a hearing before the Panel. The Company has applied to list its Ordinary Shares on the OTCQX® market under the symbol “OTIV” effective October 31, 2019. No assurance can be given that the Company’s application will be approved. If the Company’s application is not approved, immediately after the delisting from Nasdaq, the Company currently expects that its Ordinary Shares will be traded on the Pink market.

The Company currently expects to continue to make all required SEC filings and remain subject to SEC rules and regulations applicable to reporting companies under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Safe Harbor / Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Any statements that are not statements of historical fact should be considered forward looking statements. For example, the Company is using forward-looking statements when the Company discusses, among others, its expectation to list its Ordinary Shares on the OTCQX market and to continue to make all required SEC filings. However, the OTCQX market may not approve the Company’s application or the Company may decide not to have its Ordinary Shares traded on the OTCQX market, or the Company may not continue to make required SEC filings or remain subject to the Exchange Act. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements. Additional factors that could cause actual results to differ materially from those anticipated by the Company’s forward-looking statements are stated under the caption “Risk Factors” in the Company’s most recent Annual Report (Form 10-K) and other known and unknown uncertainties and risk factors including those detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this Current Report, and the Company expressly disclaims any obligation or undertaking to update forward-looking statements. The reader is cautioned not to place undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: October 28, 2019	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Interim Chief Executive Officer and Chief Financial Officer

2